UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2016

PARKWAY, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-37819	61-1796261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Bank of America Center, 390 North Orange Avenue,
Suite 2400, Orlando, Florida		32801
(Address of Principal Executive Offices)		(Zip code)

(407) 650-0593

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On October 7, 2016, Cousins Properties Incorporated (“Cousins”) completed the previously announced spin-off (the “Spin-Off”) of Parkway, Inc. (the “Company”). This Current Report on Form 8-K is being filed in connection with the completion and effectiveness of the Spin-Off. The Spin-Off was effected pursuant to that certain Agreement and Plan of Merger (as amended or supplemented from time to time, the “Merger Agreement”), entered into on April 28, 2016, by and among Parkway Properties, Inc. (“Legacy Parkway”), Parkway Properties LP (“Parkway LP”), Cousins Properties Incorporated (“Cousins”) and Clinic Sub Inc., a wholly owned subsidiary of Cousins (“Merger Sub”), and pursuant to the previously disclosed Separation, Distribution and Transition Services Agreement (the “Separation Agreement”), dated October 5, 2016, among the Company, Cousins and certain other parties thereto.

Pursuant to the Merger Agreement, on October 6, 2016 Legacy Parkway merged with and into Merger Sub (the “Merger”), with Merger Sub continuing as the surviving corporation of the Merger and a wholly owned subsidiary of Cousins. Immediately following the effective time of the Merger, on October 6, 2016, in accordance with the Merger Agreement, Cousins separated the portion of its combined businesses relating to the ownership of real properties in Houston, Texas, as well as Legacy Parkway’s fee-based real estate services (the “Houston Business”), from the remainder of the combined businesses (the “Separation”). In connection with the Separation, Cousins and Parkway effected a reorganization (the “Reorganization”), pursuant to which the Houston Business was transferred to the Company, and the remainder of the combined business was transferred to Cousins Properties LP, a Delaware limited partnership (“Cousins LP”), which will be the operating partnership of Cousins following the Separation, the Reorganization and the Spin-Off.

On the business day immediately following the Merger, Separation and Reorganization, in accordance with the Merger Agreement, Cousins effected the Spin-Off by paying a special dividend to its common and limited voting preferred stockholders (including the Legacy Parkway common and limited voting stockholders) all of the outstanding shares of common and limited voting stock, respectively, of the Company, which contains the Houston Business. In the Spin-Off, Cousins distributed one share of the Company’s common or limited voting stock for every eight shares of common or limited voting preferred stock of Cousins held of record as of close of business on October 6, 2016, the record date for the Spin-Off. The Spin-Off did not include fractional shares. Fractional shares of the Company’s common stock to which Cousins’ stockholders would have otherwise been entitled were aggregated by the distribution agent for sale in the public market. The net cash proceeds of these sales will be distributed pro rata to Cousins’ stockholders. The Spin-Off is more fully described in the preliminary information statement included as Exhibit 99.1 to Amendment No. 3 to the Company’s Registration Statement on Form 10 (File No. 001-37819) filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 9, 2016, the final version of which was included as Exhibit 99.1 to the Current Report on Form 8-K filed with the SEC on September 28, 2016 (the “Information Statement”).

The Spin-Off became effective at 12:01 a.m., Eastern Time, on October 7, 2016. Following the Spin-Off, the Company became an independent, publicly traded REIT, with a portfolio of five Class A office assets totaling 8.7 million rentable square feet in the Galleria, Greenway and Westchase submarkets of Houston, Texas. The Company also will offer fee-based real estate services through its wholly owned subsidiaries, which in total will manage or lease approximately 2.7 million square feet primarily for third-party owners. The Company now trades on the New York Stock Exchange (the “NYSE”) under the symbol “PKY”.

Item 1.01.	Entry into a Material Definitive Agreement

The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Agreement of Limited Partnership of Parkway Operating Partnership LP

In connection with the Separation and the Reorganization, on October 6, 2016, the Company and Parkway Properties General Partners, Inc. (“Parkway GP”), entered into an Amended and Restated Agreement of Limited Partnership (the “Operating LP Agreement”) of Parkway Operating Partnership LP (the “Operating Partnership”). As part of the Separation and the Reorganization, the Company became an “umbrella partnership” real estate investment trust (“UPREIT”), and, accordingly, the Operating Partnership became the Company’s “operating partnership” through which the Company will own substantially all of its assets and will conduct substantially all of its operations. The Operating LP Agreement is intended to reflect the Operating Partnership’s role and function as an UPREIT operating partnership.

As more fully described in the Information Statement, the Operating LP Agreement provides that the general partner generally has the exclusive right and full authority and responsibility to manage and operate the Operating Partnership’s business. Limited partners generally will not have any right to participate in or exercise control or management power over the business and affairs of the Operating Partnership and will have no power to remove the general partner. The Operating LP Agreement provides for four classes of partnership units in the Operating Partnership (“OP units”): Class A Units, Class B Units, LTIP Units and Series A Preferred Units. Class A Units are the general class of OP units, Class B Units are special units used only to pay a prorated distribution when issued between distribution record dates and LTIP Units are special units intended to be treated as “profits interests” that may be issued from time to time to the Company’s directors, officers, employees and consultants and persons who have provided or will provide services to the Company or the Operating Partnership. The Series A Preferred Units have been issued to Parkway LP (which will in turn issue a substantially identical series of preferred units to the Company) in connection with the Company’s issuance of non-voting preferred stock to Cousins in the Separation and the Reorganization. Subject to certain limitations, the Company, through Parkway GP, the general partner of the Operating Partnership, is authorized to cause the Operating Partnership to issue additional OP units or other partnership interests, on such terms as the general partner determines in its sole and absolute discretion, to its partners or other persons without the approval of any limited partners.

Under the Operating LP Agreement, the Company may hold or acquire assets in its own name or otherwise other than through the Operating Partnership so long as general partner generally takes commercially reasonable measures to ensure that the economic benefits and burdens of such assets are otherwise vested in the Operating Partnership. In addition, the Operating Partnership generally may not issue OP units or other interests to the Company or the general partner unless the OP units or other partnership interests are issued in connection with an issuance of shares of the Company and such OP units or other partnership interests have economic terms substantially similar to the newly issued shares.

Subject to periodic limits and minimum thresholds, limited partners may redeem their OP units for cash, or at the Company’s election, shares of Company common stock on a one-for-one basis, at any time beginning 12 months following the date of initial issuance of the OP units, or at such other time as may be set forth in the agreement pursuant to which the applicable OP units are issued. In addition, the Company, through the general partner, may reduce or waive the holding period. The Operating LP Agreement also contains limitations on the duties of the Company as indirect general partner, indemnification of the Company and the Company’s directors and officers, distributions of available cash on at least a quarterly basis, allocation of net income and net loss, restrictions on the transfer of OP units by the general partner.

A summary of the material terms of the Operating LP Agreement is set forth in the Information Statement under the caption “Partnership Agreement—Partnership Agreement of New Parkway LP” and is incorporated by reference herein. The above description of the Operating LP Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Operating LP Agreement, attached as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

Amendment No. 4 to the Second Amended and Restated Agreement of Limited Partnership of Parkway LP

Also in connection with the Separation and the Reorganization, on October 6, 2016, the Company and Parkway GP entered into Amendment No. 4 to the Second Amended and Restated Agreement of Limited Partnership (“Legacy Parkway LP Agreement”) of Parkway LP (“Amendment No. 4”). Parkway LP is the legacy operating partnership of Legacy Parkway and is the entity through which the Company’s outside limited partners will continue to hold their partnership units. Following the Separation and the Reorganization, Parkway LP’s only assets will consist of OP units in the Operating Partnership equal to the number of outstanding partnership units of Parkway LP.

As more fully described in the Information Statement, Amendment No. 4 effectuates certain technical changes and clarifications to the Legacy Parkway LP Agreement. Those changes include provisions designating Parkway GP, as general partner, to be the “tax partner” and authorizing Parkway GP to make certain tax elections on behalf of Parkway LP and enter into settlement agreements and other agreements with the IRS or other tax authority, among other things.

A summary of the material terms of the Legacy Parkway LP Agreement is set forth in the Information Statement under the caption “Partnership Agreement—Partnership Agreement of Parkway LP” and is incorporated by reference herein. The above description of the Legacy Parkway LP Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Legacy Parkway LP Agreement, attached as Exhibit 10.2 to this Current Report on Form 8-K, which is incorporated by reference herein.

Stockholders Agreement

On October 7, 2016, the Company entered into a stockholders agreement (the “TPG Stockholders Agreement”) with TPG VI Pantera Holdings, L.P. (“TPG Pantera”) and TPG VI Management, LLC (together with TPG Pantera, the “TPG Parties”), in order to establish various arrangements and restrictions with respect to governance of the Company and certain rights with respect to common stock of the Company owned by the TPG Parties.

Pursuant to the terms of the TPG Stockholders Agreement, the Company agreed to have a seven-member board of directors at the effective time of the Merger, with two members initially designated by TPG Pantera. TPG Pantera will have the right to nominate a specified number of directors to the Company’s board of directors for so long as TPG Pantera (together with its non-portfolio company affiliates) beneficially owns at least 2.5% of the issued and outstanding shares of the Company’s common stock, as follows: (i) three directors for ownership above 30%, (ii) two directors for ownership between 30% and 5%, (iii) one director for ownership between 5% and 2.5%, and (iv) no directors for ownership below 2.5%.

In addition, the Company agreed to constitute the Company’s Investment Committee as a four member committee with the right of TPG Pantera to designate (i) two of its board designees as members of the committee for ownership of at least 5%, (ii) one of its board designees as a member of the committee for ownership of between 5% and 2.5%, and (iii) none of its board designees as a member of the committee for ownership of less than 2.5%. Also, for so long as TPG Pantera (together with its non-portfolio affiliates) beneficially owns at least 2.5% of the issued and outstanding shares of the Company’s common stock, TPG Pantera will have the right to have one of its board designees appointed to the Company’s Compensation Committee. Pursuant to the terms of the TPG Stockholders Agreement, TPG Pantera also will have the right to consent to certain actions (so long as TPG Pantera (together with its non-portfolio affiliates) beneficially owns at least 5% of the issued and outstanding shares of the Company’s common stock), and for so long as TPG Pantera’s designees are appointed to the Investment Committee or the Compensation Committee, the Investment Committee and Compensation Committee may only act by majority approval, and the rights and responsibilities of the Investment Committee and the Compensation Committee will include certain enumerated matters. During such period, the Company’s board of directors may not approve such matters without the affirmative approval of the Investment Committee or the Compensation Committee, as applicable.

Pursuant to the terms of the TPG Stockholders Agreement, except for certain permitted issuances, TPG Pantera will have a preemptive right to participate in our future equity issuances for so long as TPG Pantera (together with its non-portfolio company affiliates) beneficially owns at least 5% of the outstanding shares of the Company’s common stock. TPG Pantera’s preemptive rights with respect to any equity issuances of the Company’s common stock or securities convertible into or exercisable for the Company’s common stock will be subject to NYSE rules that may limit or restrict such rights. The TPG Stockholders Agreement also provides the TPG Parties with customary registration rights following the Distribution, subject to the terms and conditions of the TPG Stockholders Agreement.

A summary of the material terms of the TPG Stockholders Agreement is set forth in the Information Statement under the caption “Certain Relationships and Related Person Transactions—Agreement with TPG Parties” and is incorporated by reference herein. The above description of the TPG Stockholders Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the TPG Stockholders Agreement, attached as Exhibit 10.3 to this Current Report on Form 8-K, which is incorporated by reference herein.

Credit Agreement

In connection with the Separation and the Reorganization, on October 6, 2016, the Company and the Operating Partnership, as borrower, entered into a credit agreement (the “Credit Agreement”) providing for a three-year, $100 million senior secured revolving credit facility (the “Revolving Facility”) and a three-year, $350 million senior secured term loan facility (the “Term Loan Facility,” and together with the Revolving Facility, the “Facilities”) with Bank of America, N.A., as Administrative Agent and the lenders party thereto.

As of October 6, 2016, no amounts had been drawn on the Revolving Facility, and the Term Loan Facility was fully funded. Approximately $167 million of the proceeds of the Term Loan Facility were contributed, directly or indirectly, to the funds of Cousins LP, which used such funds to repay certain indebtedness of Cousins and its subsidiaries, including Legacy Parkway’s previously-existing credit facilities. The Operating Partnership has retained the remaining proceeds of the Term Loan Facility as working capital that will be used for the general corporate purposes of the Operating Partnership.

The Facilities each have an initial maturity date of October 6, 2019, but are subject in each case to a one-year extension option at the election of the Operating Partnership. The exercise of the extension option requires the payment of an extension fee and the satisfaction of certain other customary conditions. The Credit Agreement also permits the Operating Partnership to utilize up to $15 million of the Revolving Facility for the issuance of letters of credit.

The maximum amount outstanding under the Facilities at any time is not permitted to exceed the lesser of (i) 50% of the “as-is” appraised value of a pool of properties securing the Facilities as described below and that satisfy certain criteria specified in the Credit Agreement (the “Borrowing Base Properties”) and (ii) an amount that would not result in a minimum implied debt service coverage ratio associated with the Borrowing Base Properties being less than 1.85 to 1.00 during the first year of the term of the Facilities and 2.00 to 1.00 thereafter, except in certain circumstances in the event that the Operating Partnership deposits all rents and other revenues from the Borrowing Base Properties in a reserve account.

The interest rate applicable to the loans varies according to the Company’s leverage ratio, and may, at the election of the Operating Partnership, be determined on the basis of a LIBOR or a base rate (determined according to the highest three rates), in either case, plus an applicable margin. For LIBOR loans, the applicable margin varies (1) in the case of the Revolving Facility, from 2.60% to 3.60%, and (2) in the case of the Term Loan Facility, from 2.50% to 3.50%. In the case of base rate loans, the applicable margin is the same as that applicable to LIBOR loans less 1.00%.

To the extent that amounts under the Revolving Facility remain unused, the Operating Partnership is required to pay a quarterly commitment fee on the unused portion of the Revolving Facility in an amount equal to (1) if the unused portion of the Revolving Facility is less than or equal to 50% of the Revolving Facility, 0.30% of the unused portion of the Revolving Facility and (2) if the unused portion of the Revolving Facility is greater than 50% of the Revolving Facility, 0.40% of the unused portion of the Revolving Facility

The Facilities are guaranteed pursuant to a Guaranty Agreement (the “Guaranty”) by the Company, all wholly owned material subsidiaries of the Operating Partnership (including all subsidiaries that directly or indirectly own a Borrowing Base Property) that are not otherwise prohibited from guarantying the Facilities (the “Subsidiary Guarantors”), Parkway GP and Parkway LP. In addition, the Credit Agreement requires that the Operating Partnership and the guarantors directly own at least 95% of the total asset value of the Company and its subsidiaries, as adjusted to exclude assets held by unconsolidated affiliates and assets of certain subsidiaries that are precluded from guaranteeing debt.

The Facilities are secured by, among other things, (i) first lien mortgages over the Borrowing Base Properties, which initially consist of the properties generally known as CityWest Place Building I & II and the Greenway Complex and (ii) first priority pledges of the equity interests in the Subsidiary Guarantors. In addition, the Credit Agreement requires that there be at least two Borrowing Base Properties, and a minimum aggregate occupancy rate for the Borrowing Base Properties of 80% (subject to certain allowances regarding CityWest Place Building I).

The Credit Agreement requires that the Company, the Operating Partnership and its subsidiaries comply with various covenants, including covenants restricting liens, indebtedness, investments, mergers, asset sales and the payment of certain dividends. In addition, the Credit Agreement requires that the Company satisfy certain financial maintenance covenants, including:

•	ratio of total debt to total asset value of not more than 55%;

•	ratio of adjusted EBITDA to fixed charges of not less than 1.75 to 1.00;

•	ratio of secured recourse debt (other than the loans and other extensions under the Facilities) to total asset value of not more than 5%;

•	tangible net worth of not less than (i) $825,885,200 plus (ii) 70% of the net proceeds of all equity issuances effected at any time after October 6, 2016, with certain exclusions;

•	liquidity (defined as the sum of unrestricted cash and cash equivalents and the amount available for borrowing under the Revolving Facility) of at least $100 million; and

•	aggregate appraised value of the Borrowing Properties of not less than $700 million

The Credit Agreement includes customary representations and warranties of the Company and the Operating Partnership, which must continue to be true and correct in all material respects as a condition to future draws under the Revolving Facility. The Credit Agreement also includes customary events of default, the occurrence of which, following any applicable grace period, would permit the lenders to, among other things, declare the principal, accrued interest and other obligations of the Operating Partnership under the Credit Agreement to be immediately due and payable and foreclose on the collateral securing the Facilities.

A summary of the material terms of the Credit Agreement is set forth in the Information Statement under the caption “Description of Material Indebtedness—New Parkway Credit Facilities” and is incorporated by reference herein. The above description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement and the Guaranty, which are attached as Exhibit 10.4 and Exhibit 10.5, respectively, to this Current Report on Form 8-K, which is incorporated by reference herein.

Indemnification Agreements

On October 7, 2016, the Company entered into indemnification agreements with each of the Company’s executive officers and directors providing for the indemnification of, and advancement of expenses to, each such person in connection with claims, suits or proceedings arising as a result of such person’s service as an officer or director of the Company (the “Indemnification Agreements”).

The above description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of each of the Indemnification Agreements, attached as Exhibits 10.6, 10.7, 10.8, 10.9, 10.10, 10.11, 10.12, 10.13, 10.14, 10.15 and 10.16 to this Current Report on Form 8-K, which are incorporated by reference herein.

Item 2.01.	Completion of Acquisition or Disposition of Assets

The information provided in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

On October 6, 2016, the Company consummated the Separation and the Reorganization with Cousins, Cousins LP, Merger Sub, Legacy Parkway, Parkway GP and the Operating Partnership. The Separation and the Reorganization were governed by, and set forth in, the previously disclosed Separation Agreement, which the Company entered into on October 5, 2016 with the foregoing parties. As more fully described in the Information Statement, the following transactions, among others, occurred as part of the Separation and Reorganization:

•	On the business day immediately before the effective time of the Merger, Parkway LP contributed its non-Houston properties and certain other assets specified in the Separation Agreement to Cousins LP in exchange for interests in Cousins LP, and retained its interest in the assets related to the Houston properties. In addition, Cousins LP entered into agreements of accession to the guaranties with respect to and will assume the liabilities under Parkway LP’s existing credit facilities.

•	Immediately following the effective time of the Merger, Parkway LP distributed all of the interests of Cousins LP that it received from these contributions ratably to its partners.

•	Parkway LP then contributed its Houston assets, including entities that own direct or indirect ownership interests in the properties known as CityWestPlace, Phoenix Tower and San Felipe Plaza, direct and indirect ownership in Eola Office Partners LLC, and the direct and indirect minority ownership interest of Parkway LP in 2121 Market Street Associates, L.P. and certain other assets, to the Operating Partnership, and Cousins contributed its Houston assets, including its direct and indirect ownership interests in the properties known as Greenway Plaza and Post Oak Central, to the Operating Partnership (other than a fractional interest in certain entities, which Cousins separately contributed to the Company) in exchange for OP units in the Operating Partnership. Cousins then contributed its OP units in the Operating Partnership to the Company, and Merger Sub contributed to the Company its limited partner interests in Parkway LP and its stock of Parkway GP.

•	The Operating Partnership entered into the Credit Agreement for the Facilities and drew $350 million under the Term Loan Facility. Through a series of transactions, the Operating Partnership distributed pro rata portions of $200 million, less a retained amount for working capital, of the $350 million draw to each of Parkway LP, Parkway GP (which subsequently distributed such proceeds to the Company, its sole stockholder), and the Company (which the Company subsequently distributed, along with the cash received from Parkway GP and Parkway LP, to Merger Sub, its then-sole stockholder, which then distributed the cash to Cousins, its sole stockholder). Parkway LP distributed its pro rata share of the loan proceeds ratably to its partners (and the outside limited partners of Parkway LP had previously agreed to contribute such cash to Cousins LP in exchange for partnership units in Cousins LP;

•	Through a series of transactions, which occurred following the distribution to Parkway LP of its pro rata portion of the distribution described in the prior paragraph but prior to the distribution of the remaining portion of such amount, Cousins LP contributed $5 million to the Company in exchange for non-voting preferred stock with aggregate liquidation preference of $5 million and a 8.00% per annum dividend, the Company then contributed the $5 million to Parkway LP in exchange for preferred limited partner units of Parkway LP on the same terms, and Parkway LP then contributed $5 million to the Operating Partnership in exchange for preferred limited partner units of the Operating Partnership on the same terms. Merger Sub contributed its general partner interest in the Operating Partnership to Parkway GP. The issuance of the $5 million of non-voting preferred stock was negotiated between the parties to satisfy the parties’ overall business and economic objectives, including the intended tax treatment of the Spin-Off. The issuances of preferred units were meant to preserve the economics of the UPREIT structure. Subsidiaries of Cousins contributed the fractional interests that Cousins retained in certain entities, as described above, to the Company.

•	Cousins contributed to Cousins LP its non-Houston assets (including the portion of the loan proceeds that it received through Merger Sub in the pro rata distribution, as described above), in exchange for partnership units of Cousins LP. Other limited partners of Parkway LP will continue as limited partners of Cousins LP.

•	Cousins LP then repaid Legacy Parkway’s existing credit facilities.

•	Merger Sub then distributed to Cousins, its sole stockholder, 100% of the Company’s common stock, 100% of the Company’s limited voting stock, the general partner interest in Cousins LP and all of the partnership units of Cousins LP that Merger Sub received in the foregoing distributions from Parkway LP and Parkway GP.

As a result of these transactions, the Company holds, directly and through is ownership of Parkway GP, approximately 98% common partnership interest in the Operating Partnership. Also as a result of these transactions, the outside limited partners of Parkway LP, who held in the aggregate approximately 4% of the limited partnership units of Parkway LP immediately prior to the effective time of the Merger, retained their limited partnership units in Parkway LP and received pro rata partnership units of Cousins LP to the extent that such limited partners did not elect to redeem their limited partnership units of Parkway LP for shares of Legacy Parkway common stock prior to the effective time of the Merger.

In addition, as a result of these transactions, the Company became obligated under the previously disclosed letter agreement, dated April 28, 2016, with James A. Thomas, the Chairman of the Company’s Board of Directors, and certain of his affiliates, as well as the existing tax protection agreements with Mr. Thomas and certain of his affiliates, modified as described in the Information Statement. As described in the Information Statement, the Company also became obligated under the existing Registration Rights Agreement, dated October 13, 2004, with Mr. Thomas and certain of his affiliates pursuant to which the covered holders generally have certain shelf registration rights (to request shelf registration), demand registration rights (to demand an underwritten offering in excess of $10,000,000 within any 12 month period) and piggyback registration rights (with respect to offerings by the company for its own account or the account of others stockholders), in each case with respect to shares of the Company’s common stock held by them, including shares underlying units of limited partnership interest in Parkway LP. Also in connection with the Separation and the Reorganization, as more fully described in the Information Statement, the Company assumed the existing employment agreements (as amended and subject to the previously disclosed waiver agreements) of James R. Heistand, the Company’s President and Chief Executive Officer, M. Jayson Lipsey, the Company’s Executive Vice President and Chief Operating Officer, Scott E. Francis, the Company’s Executive Vice President and Chief Financial Officer and Chief Accounting Officer, and Jason A. Bates, the Company’s Executive Vice President and Chief Investment Officer, pursuant to the Employee Matters Agreement, dated October 5, 2016, among the Company, Cousins and certain other parties thereto, as more fully described in the Information Statement.

A summary of the assets that were transferred and the liabilities that were assumed is set forth in the Information Statement under the caption “The Separation, The UPREIT Reorganization and the Distribution—The Separation and Distribution Agreement—Transfer of Assets and Assumption of Liabilities” and is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in the Introductory Note, in Item 1.01 related to the Credit Agreement and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities

The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

In the Separation and Reorganization, the Company issued approximately 49,122,119 shares of common stock to Cousins or its affiliates in exchange for certain contributions of assets described above, approximately 858,417 shares of limited voting stock to Cousins or its affiliates in exchange for certain contributions of assets described above, and 50 shares of non-voting preferred stock to Cousins LP in exchange for a $5 million cash contribution as described above. These issuances of common stock, limited voting stock and non-voting preferred stock are exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as a transaction not involving a public offering.

Item 5.01.	Change in Control of Registrant

The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

On October 7, 2016, effective at 12:01 a.m., Eastern Time, Cousins completed the Spin-Off of the Company to the stockholders of Cousins. The Company is now an independent publicly traded REIT and trades on the NYSE under the symbol “PKY”.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Parkway, Inc. and Parkway Operating Partnership LP 2016 Omnibus Equity Incentive Plan

Before the Spin-Off, the Company’s board of directors adopted, and its then-sole stockholder, Legacy Parkway, approved, the Parkway, Inc. and Parkway Operating Partnership LP 2016 Omnibus Equity Incentive Plan (as it may be amended from time to time, the “2016 Plan”). As described in the Information Statement, the 2016 Plan became effective upon the consummation of the Spin-Off. Unless terminated earlier, the 2016 Plan will terminate automatically on the day before the tenth anniversary of the Spin-Off.

As more fully described in the Information Statement, the 2016 Plan permits the grant of awards with respect to a number of shares of the Company’s common stock equal to the sum of (i) 5,000,000 shares, plus (ii) any shares of the Company’s common stock issuable pursuant to awards resulting from awards originally granted under the Parkway Properties, Inc. and Parkway Properties LP 2015 Omnibus Equity Incentive Plan (the “2015 Plan”) that were outstanding immediately prior to the Spin-Off and, pursuant to the Merger Agreement and that certain Employee Matters Agreement, dated as of October 5, 2016, by and among Cousins, Legacy Parkway, the Company, and certain other parties thereto (the “Employee Matters Agreement”), ultimately converted into awards with respect to shares of the Company’s common stock (the “assumed shares”). The 2016 Plan permits the grant of the following types of awards: (i) options, including nonstatutory stock options and incentive stock options (“ISOs”); (ii) stock appreciation rights; (iii) restricted shares; (iv) restricted share units; (v) profits interest units (LTIP units); (vi) dividend equivalents; (vii) other forms of awards payable in or denominated by reference to shares of the Company’s common stock; and (viii) cash. All employees of the Company, the Operating Partnership, and certain subsidiaries of the Company, non-employee directors of the Company, and consultants or advisors to the Company, the Operating Partnership, and certain subsidiaries of the Company are eligible to participate in the 2016 Plan.

The maximum aggregate number of shares of the Company’s common stock that may be issued pursuant to ISOs, other than ISOs with respect to the assumed shares, is 500,000 shares. The maximum number of shares that may be made subject to options or stock appreciation rights, other than awards with respect to the assumed shares, to any participant (other than a non-employee director) during any one calendar year is 500,000 shares, and the maximum number of shares that may be made subject to awards, other than options and stock appreciation rights and other than awards subject to the assumed shares, that are share-denominated and are either share- or cash-settled to any participant (other than a non-employee director) during any one calendar year is 1,000,000 shares. The maximum amount that may be paid as a cash-denominated award (whether or not cash-settled) that vests based on the attainment of performance goals or other performance-based objectives for a performance period of twelve months or less to any participant (other than a non-employee director) is $5,000,000, and the maximum amount that may be paid as a cash-denominated award (whether or not cash-settled) that vests based on the attainment of performance goals or other performance-based objectives for a performance period of greater than twelve months to any participant (other than a non-employee director) is $10,000,000. The maximum aggregate grant date fair value of one or more awards granted to a non-employee director during any one calendar year is $1,000,000.

A description of the material terms of the 2016 Plan is set forth in the Information Statement under the caption “Executive and Director Compensation—New Parkway Compensation Programs—Parkway, Inc. and Parkway Operating Partnership LP 2016 Omnibus Equity Incentive Plan” in the Information Statement and is incorporated by reference herein. The foregoing description of the 2016 Plan does not purport to be complete and is qualified in all respects by the full text of the 2016 Plan, which is attached as Exhibit 10.17 to this Current Report on Form 8-K, which is incorporated by reference herein.

The forms of Stock Option Award Agreement—Assumed Options under the Parkway, Inc. and Parkway Operating Partnership LP 2016 Omnibus Equity Incentive Plan and Restricted Stock Unit Agreement—Assumed RSU Awards under the Parkway, Inc. and Parkway Operating Partnership LP 2016 Omnibus Equity Incentive Plan, previously filed as exhibits to Amendment No. 3 to the Company’s Registration Statement on Form 10 (File No. 001-37819) filed with the SEC on September 9, 2016, are incorporated by reference herein and as Exhibits 10.18 and 10.19, respectively, to this Current Report on Form 8-K.

Certain Grants to our Named Executive Officers

As described in the Information Statement, prior to the Spin-Off, the Company assumed from Cousins certain awards previously granted under the 2015 Plan to our named executive officers who previously were employees of Legacy Parkway. Upon assumption, the Company converted these awards pursuant to the Employee Matters Agreement into awards under the 2016 Plan of substantially equivalent value, with terms and conditions substantially similar to the terms applicable to the respective award prior to the effective time of the Merger.

Effective as of the consummation of the Spin-Off:

•	James R. Heistand, the Company’s President and Chief Executive Officer, received fully-vested options to purchase 557,526 shares of the Company’s common stock at an exercise price of $22.00 that will expire as of March 2, 2023 or earlier pursuant to the terms of the 2016 Plan or the stock option award agreement;

•	M. Jayson Lipsey, the Company’s Executive Vice President and Chief Operating Officer, received an option to purchase 132,045 shares of the Company’s common stock at an exercise price of $22.00, where 75% of the option is fully vested and the remaining 25% of the option will vest on March 2, 2017, subject to Mr. Lipsey’s continued service with the Company on such date, which option will expire as of March 2, 2023 or earlier pursuant to the terms of the 2016 Plan or the stock option award agreement; and

•	Mr. Heistand, Mr. Lipsey and Scott E. Francis, the Company’s Executive Vice President and Chief Financial Officer, received 109,045, 59,058 and 31,892, respectively, restricted share units with respect to the Company’s common stock that will vest in equal one-third installments on each of the first, second, and third anniversaries of the effective date of the Merger, subject to the applicable named executive officer’s continued service with the Company on each such date.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Amended and Restated Agreement of Limited Partnership of Parkway Operating Partnership LP, dated October 6, 2016.

10.2	Amendment No. 4 to the Second Amended and Restated Agreement of Limited Partnership of Parkway Properties LP, as amended, dated October 6, 2016, between Parkway, Inc. and Parkway Properties General Partners, Inc.

10.3	Stockholders Agreement, dated October 5, 2016, by and among Parkway, Inc., TPG VI Pantera Holdings, L.P. and TPG VI Management, LLC

10.4	Credit Agreement, dated as of October 6, 2016, by and among Parkway Operating Partnership LP, as Borrower, Parkway, Inc., as Parent, the financial institutions party thereto and their assignees, as Lenders, and Bank of America, N.A., as Administrative Agent, Wells Fargo Bank, National Association, as Syndication Agent, and JPMorgan Chase Bank, N.A., Citizens Bank, National Association, and Keybank National Association, as Co-Documentation Agents

10.5	Guaranty, dated as of October 6, 2016, by Parkway, Inc., Parkway Properties General Partners, Inc., Parkway Properties LP and certain subsidiaries of Parkway Operating Partnership LP in favor of Bank of America, N.A., as Administrative Agent

10.6	Indemnification Agreement, dated October 7, 2016, by and between Parkway, Inc. and James R. Heistand.

10.7	Indemnification Agreement, dated October 7, 2016, by and between Parkway, Inc. and M. Jayson Lipsey.

10.8	Indemnification Agreement, dated October 7, 2016, by and between Parkway, Inc. and Scott E. Francis.

10.9	Indemnification Agreement, dated October 7, 2016, by and between Parkway, Inc. and Jason A. Bates.

10.10	Indemnification Agreement, dated October 7, 2016, by and between Parkway, Inc. and James A. Thomas.

10.11	Indemnification Agreement, dated October 7, 2016, by and between Parkway, Inc. and R. Dary Stone.

10.12	Indemnification Agreement, dated October 7, 2016, by and between Parkway, Inc. and James H. Hance, Jr.

10.13	Indemnification Agreement, dated October 7, 2016, by and between Parkway, Inc. and Craig B. Jones.

10.14	Indemnification Agreement, dated October 7, 2016, by and between Parkway, Inc. and Frank J. Johnson, III.

10.15	Indemnification Agreement, dated October 7, 2016, by and between Parkway, Inc. and Avi Banyasz.

10.16	Parkway, Inc. and Parkway Operating Partnership LP 2016 Omnibus Equity Incentive Plan.

10.17	Form of Stock Option Award Agreement – Assumed Options under the Parkway, Inc. and Parkway Operating Partnership LP 2016 Omnibus Equity Incentive Plan (incorporated by reference to Exhibit 10.27 to the Company’s Amendment No. 3 on Form 10 filed on September 19, 2016).

10.18	Form of Restricted Stock Unit Agreement – Assumed RSU Awards under the Parkway, Inc. and Parkway Operating Partnership LP 2016 Omnibus Equity Incentive Plan (incorporated by reference to Exhibit 10.28 to the Company’s Amendment No. 3 on Form 10 filed on September 19, 2016).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 2016	PARKWAY, INC.

	BY:	/s/ A. Noni Holmes-Kidd
A. Noni Holmes-Kidd
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Agreement of Limited Partnership of Parkway Operating Partnership LP, dated October 6, 2016.

10.2	Amendment No. 4 to the Second Amended and Restated Agreement of Limited Partnership of Parkway Properties LP, as amended, dated October 6, 2016, between Parkway, Inc. and Parkway Properties General Partners, Inc.

10.3	Stockholders Agreement, dated October 5, 2016, by and among Parkway, Inc., TPG VI Pantera Holdings, L.P. and TPG VI Management, LLC.

10.4	Credit Agreement, dated as of October 6, 2016, by and among Parkway Operating Partnership LP, as Borrower, Parkway, Inc., as Parent, the financial institutions party thereto and their assignees, as Lenders, and Bank of America, N.A., as Administrative Agent, Wells Fargo Bank, National Association, as Syndication Agent, and JPMorgan Chase Bank, N.A., Citizens Bank, National Association, and Keybank National Association, as Co-Documentation Agents.

10.5	Guaranty, dated as of October 6, 2016, by Parkway, Inc., Parkway Properties General Partners, Inc., Parkway Properties LP and certain subsidiaries of Parkway Operating Partnership LP in favor of Bank of America, N.A., as Administrative Agent.

10.6	Indemnification Agreement, dated October 7, 2016, by and between Parkway, Inc. and James R. Heistand.

10.7	Indemnification Agreement, dated October 7, 2016, by and between Parkway, Inc. and M. Jayson Lipsey.

10.8	Indemnification Agreement, dated October 7, 2016, by and between Parkway, Inc. and Scott E. Francis.

10.9	Indemnification Agreement, dated October 7, 2016, by and between Parkway, Inc. and Jason A. Bates.

10.10	Indemnification Agreement, dated October 7, 2016, by and between Parkway, Inc. and James A. Thomas.

10.11	Indemnification Agreement, dated October 7, 2016, by and between Parkway, Inc. and R. Dary Stone.

10.12	Indemnification Agreement, dated October 7, 2016, by and between Parkway, Inc. and James H. Hance, Jr.

10.13	Indemnification Agreement, dated October 7, 2016, by and between Parkway, Inc. and Craig B. Jones.

10.14	Indemnification Agreement, dated October 7, 2016, by and between Parkway, Inc. and Frank J. Johnson, III.

10.15	Indemnification Agreement, dated October 7, 2016, by and between Parkway, Inc. and Avi Banyasz.

10.16	Parkway, Inc. and Parkway Operating Partnership LP 2016 Omnibus Equity Incentive Plan.

10.17	Form of Stock Option Award Agreement – Assumed Options under the Parkway, Inc. and Parkway Operating Partnership LP 2016 Omnibus Equity Incentive Plan (incorporated by reference to Exhibit 10.27 to the Company’s Amendment No. 3 on Form 10 filed on September 19, 2016).

10.18	Form of Restricted Stock Unit Agreement – Assumed RSU Awards under the Parkway, Inc. and Parkway Operating Partnership LP 2016 Omnibus Equity Incentive Plan (incorporated by reference to Exhibit 10.28 to the Company’s Amendment No. 3 on Form 10 filed on September 19, 2016).